UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2006
Digital Ecosystems Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-51152	98-0431245

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
1313 East Maple Street, Suite 223, Bellingham, WA 98225
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (360)685-4200
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously reported on Form 8-K/A filed with the Securities and Exchange Commission on May 19, 2006, on February 10, 2006, Digital Ecosystems Corp. (the “Company”) entered into the Share Exchange Agreement dated February 10, 2006 (as amended, the “Agreement”), by and between the Company, GSL Energy Corporation, a Maryland corporation (“GSL”), MABio Materials Corporation, a Maryland corporation, and MAB Resources LLC, a Delaware corporation, and the shareholders of GSL named therein for the purpose of acquiring the majority of the issued and outstanding shares of common stock of GSL, par value $0.001 per share (“GSL Common Stock”), in exchange, on a one-for-one basis, of shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”). On May 12, 2006, the parties to the Agreement completed the share exchange contemplated by the Agreement. Pursuant to the terms of the Agreement, the Company acquired 175,672,000 shares of GSL Common Stock from shareholders of GSL, which represents 86.92% of the issued and outstanding shares of GSL Common Stock, in exchange for 175,672,000 shares of Company Common Stock, which represents 85.96% of the issued and outstanding shares of Company Common Stock. As a part of the Agreement, the Company was permitted, for fourteen days after May 12, 2006, acquire additional shares of GSL Common Stock from holders that were not party to the Agreement, on the same terms and conditions as provided for in the Agreement.
     As of May 26, 2006, the end of such fourteen day period, the Company had not exchanged any additional shares of Company Common Stock for GSL Common Stock during that fourteen day period. The Board of Directors of the Company has determined to continue to permit current minority shareholders of GSL to exchange shares of GSL Common Stock for shares of Company Common Stock until June 19, 2006. Such exchanges are required to be on the same terms and conditions as those shares exchanged pursuant to the Agreement.
     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On June 2, 2006, the Board of Directors of the Company appointed Carmen J. Lotito as Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company. Mr. Lotito, age 62, is also currently the Executive Vice President, Chief Financial Officer, Treasurer, Secretary, and Director of GSL, positions he has held since 2005. Mr. Lotito has been a director and chairman of the audit and compensation committees of Gasco Energy, Inc. since April 2001, and a director of Galaxy Energy Corporation since November 2002. He served as chief financial officer and treasurer of Galaxy Energy Corporation from November 2002 to July 2005, and as executive vice president from August 2004 to July 2005. Both Gasco Energy and Galaxy Energy are subject to the reporting requirements of the Securities Exchange Act of 1934. Mr. Lotito served as vice president, chief financial officer, and director of Coriko Corporation, a private business development company, from November 2000 to August 2002. Prior to joining Coriko, Mr. Lotito was self-employed as a financial consultant. Mr. Lotito holds a B.S. degree in accounting from the University of Southern California.
     On June 2, 2006, the Board of Directors of the Company appointed Garry Lavold as Chief Operating Officer of the Company. Mr. Lavold, age 60, is also currently the Chief Operating Officer of GSL, a position he has held since 2005. Mr. Lavold was the chief operating officer of BioComposites International from January 2003 to July 2005, where he assisted in the development of biocomposite plants to product composite materials. From August 2001 until December 2002 Mr. Lavold was the director of engineering at Coach House, developing composite material projects. From October 2000 to July 2001 Mr. Lavold was chief operating officer of Alpha Fibre, developing petroleum-based composite materials. Prior to working for Alpha Fibre, Mr. Lavold worked for Nova An Alberta Corporation and Gulf Oil Canada. Mr. Lavold composed a chapter in Project Management Handbook, eds. David Cleland and William King, N.Y: Van Rostrand Reinhold, 1983. Mr. Lavold received a B.S. in Chemical Engineering and an MBA from the University of Alberta, and is a registered Professional Engineer in Alberta and Ontario, Canada.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2006	DIGITAL ECOSYSTEMS CORP.
	By:	/s/ Kelly Nelson
Kelly Nelson
President

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